[BHP BILLITON LOGO]

30 May 2005


Mr Peter Horton
Company Secretary
WMC Resources Ltd

The Manager
Company Announcements Platform
Australian Stock Exchange Limited



                       TAKEOVER BID FOR WMC RESOURCES LTD
                          REPORT ON ACCEPTANCE FACILITY

BHP Billiton reports that since 27 May 2005, the aggregate of:

o the number of WMC Resources shares in respect of which acceptance instructions (in the form of acceptance forms and/or directions to custodians to accept BHP Billiton's offer) have been received in the Acceptance Facility as at 8.15am today (as advised by Merrill Lynch Equities (Australia) Limited to BHP Billiton); and

o the number of WMC Resources shares in which BHP Billiton has a relevant interest,

has increased from 5.20% to 6.69%.

The following table is a breakdown of the aggregate amount between those two categories.

---------------------------------- ------------------------------------ -----------------------------------
                                       NUMBER OF WMC RESOURCES SHARES       PERCENTAGE OF WMC RESOURCES'
                                                                            EXISTING ISSUED SHARES
---------------------------------- ------------------------------------ -----------------------------------
---------------------------------- ------------------------------------ -----------------------------------
ACCEPTANCE FACILITY                    19,539,093                           1.67%
---------------------------------- ------------------------------------ -----------------------------------
---------------------------------- ------------------------------------ -----------------------------------
RELEVANT INTEREST                      58,982,985                           5.02%
---------------------------------- ------------------------------------ -----------------------------------
---------------------------------- ------------------------------------ -----------------------------------
TOTALS                                 78,522,078                           6.69%
---------------------------------- ------------------------------------ -----------------------------------

In addition, BHP Billiton notes that it holds economic exposure to 50,624,000 WMC Resources shares (4.31% of the issued share capital) through cash settled derivative contracts.

Yours sincerely

/s/ Ross Mallett
----------------
Ross Mallett
Deputy Company Secretary